As filed with the Securities and Exchange Commission on January 16, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Indiana	82-3784946
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
19100 Ridgewood Parkway, Suite 1200
San Antonio, Texas 78259
(210) 344-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sardar Biglari
Chairman and Chief Executive Officer
19100 Ridgewood Parkway, Suite 1200
San Antonio, Texas 78259
(210) 344-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Michael R. Neidell, Esq.
Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, NY 10019
(212) 451-2300
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement of Biglari Holdings Inc. (“we”, “us”, “our” or the “Company”) contains:
•a base prospectus which covers the offering, issuance and sale by us of up to $500,000,000 of our Class A common stock, no par value (“Class A common stock”), and Class B common stock, no par value (“Class B common stock” and, together with the Class A common stock, “common stock”), from time to time in one or more offerings; and
•a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $500,000,000 of shares of our common stock that may be issued and sold from time to time under a sales agreement with H.C. Wainwright & Co., LLC.
The base prospectus immediately follows this explanatory note. The specific terms of the shares of common stock to be issued and sold under the sales agreement prospectus are specified in the sales agreement prospectus that immediately follows the base prospectus. The $500,000,000 of shares of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $500,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement, any portion of the $500,000,000 of shares of common stock included in the sales agreement prospectus that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares of common stock are sold under the sales agreement, the full $500,000,000 of securities may be sold in other offerings by the Company pursuant to the base prospectus and a corresponding prospectus supplement. The specific terms of any shares of common stock to be offered by us pursuant to the base prospectus, other than the shares of common stock under the sales agreement prospectus, will be specified in a prospectus supplement to the base prospectus.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion Dated January 16, 2026
PROSPECTUS
$500,000,000
BIGLARI HOLDINGS INC.
Class B Common Stock
Class A Common Stock
We may offer, issue and sell shares of our Class A common stock and Class B common stock in any combination, together or separately, in one or more offerings. We may offer these securities separately or together. We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND ITEM 1A, “RISK FACTORS” BEGINNING ON PAGE 4 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON MARCH 3, 2025, WHICH IS INCORPORATED BY REFERENCE HEREIN, AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE HEREIN. WE URGE YOU TO READ ABOUT THESE FACTORS BEFORE DECIDING TO INVEST IN OUR SECURITIES.
We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders.
If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) and NYSE Texas under the trading symbol “BH.A.” Our Class B common stock is listed on the NYSE and NYSE Texas under the trading symbol “BH.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is _______, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our Class A common stock and Class B common stock described in this prospectus in one or more offerings for an aggregate offering price of up to $500,000,000.
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement, free-writing prospectus or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement, free-writing prospectus or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Biglari Holdings,” “we,” “us,” “our” and similar terms refer to Biglari Holdings Inc. and its consolidated subsidiaries.

RISK FACTORS
Investing in our common stock involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our common stock could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements include estimates of future revenues, cash flows, capital expenditures, or other financial items, and assumptions underlying any of the foregoing. Forward-looking statements reflect management’s current expectations regarding future events and use words such as “anticipate,” “believe,” “expect,” “may,” and other similar terminology. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Investors should not place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. These forward-looking statements are all based on currently available operating, financial, and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, many beyond our control, including, but not limited to, the risks and uncertainties described in risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.
Forward-looking statements are included in this prospectus only as of the date of this prospectus or any earlier date specified for such statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as may be required under applicable law. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this Cautionary Note Regarding Forward-Looking Statements.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, any applicable prospectus supplement and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below.
Company Overview
Biglari Holdings is a holding company owning subsidiaries engaged in a number of diverse business activities, including property and casualty insurance and reinsurance, licensing and media, restaurants, and oil and gas. The Company’s largest operating subsidiaries are involved in the franchising and operating of restaurants. Biglari Holdings is founded and led by Sardar Biglari, Chairman and Chief Executive Officer of the Company.
The Company’s management system combines decentralized operations with centralized financial decision-making. Operating decisions for the various business units are made by their respective managers. All major investment and capital allocation decisions are made for the Company and its subsidiaries by Mr. Biglari.
Biglari Holdings aims to use its resources to maximize its intrinsic value per share. The capital structure of any corporation affects its value. The strategy we pursue will always serve the tacit objective of maximizing the all-important economic measurement: per-share intrinsic value.
As of January 15, 2026, Mr. Biglari beneficially owns shares of the Company that represent approximately 74.7% of the voting interest.
The Company’s wholly owned subsidiaries include Steak n Shake Inc., Western Sizzlin Corporation, First Guard Insurance Company, Maxim Inc., Southern Pioneer Property & Casualty Insurance Company, Biglari Reinsurance Ltd., Southern Oil Company, and Abraxas Petroleum Corporation.
Corporate Information
Our principal executive office is located at 19100 Ridgewood Parkway,     Suite 1200, San Antonio, Texas 78259 and our telephone number is (210) 344-3400. We maintain a website at www.biglariholdings.com. The information on any websites or web platforms of the Company is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities to create a strategic reserve to support the Company’s business and investment activities. We believe the corporation has inherent advantages from its layers of liquidity and the diversity of its cash streams from uncorrelated operations. We further believe in the corporation’s ability to use its strategic reserves to build a stronger capital position at the holding company for acquisitions of businesses, for augmenting the capital of insurance subsidiaries, or for other general corporate purposes. We aim to hold an advantage in capital strength. As a result, we will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER
This prospectus contains a summary description of the securities we may offer from time to time. This summary description is not meant to be a complete descriptions of these securities. The securities that we offer will be further described in the applicable prospectus supplement and/or any related free writing prospectus.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of our common stock and Indiana law is not intended to be a complete summary of the rights and preferences of our common stock and is qualified by reference to our First Amended and Restated Articles of Incorporation, as amended to date (for purposes of this section, the “Articles of Incorporation”), our By-Laws (for purposes of this section, the “Bylaws”) and Indiana law. We urge you to read each of the Articles of Incorporation and the Bylaws in their entirety for a complete description of the rights and preferences of our common stock.
Authorized Capital Stock
The authorized capital of the Company is 11,500,000 shares, without par value, consisting of 500,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 1,000,000 shares of preferred stock.
Class A and Class B Common Stock
Dividends and Distributions.
Holders of Class A common stock will be entitled to such dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock or by any other means, when and as may be declared by the Company’s board of directors out of assets or funds legally available therefor. Holders of Class B common stock will be entitled to dividends or other distributions (including liquidating distributions) per share, whether in cash, in kind, in stock or by any other means, equal to 1/5th of the amount per share declared for each share of Class A common stock, payable in the same form and at the same time as dividends or distributions with respect to the Class A common stock. However, in the event of a stock split or dividend, holders of Class A common stock will receive shares of Class A common stock and holders of Class B common stock will receive shares of Class B common stock, unless otherwise specifically designated by resolution of the Company’s board of directors.
Voting Rights.
Each holder of Class A common stock will be entitled to one vote per share. Shares of Class B common stock will not be entitled to vote on any matter (except as otherwise required by Indiana law), but holders of the Class B common stock will receive the same proxy statements, annual reports, and other information and reports as the Company delivers to the holders of shares of Class A common stock. There are no cumulative voting rights in the election of directors or any other matter.
Conversion.
Neither the Class A common stock nor Class B common stock are convertible.
Preemptive or Similar Rights.
There are no preemptive, redemption or sinking fund rights applicable to Class A or Class B common stock.
Equal Treatment.
Except as expressly provided with respect to voting rights, shares of Class B common stock will have the same rights and privileges and rank equally, share ratably and be identical in all respects to 1/5th of one share of Class A common stock. In the event of any merger, consolidation, or other business combination requiring the approval of the Company’s shareholders entitled to vote thereon (whether or not the Company is the surviving entity), the holders of shares of Class B common stock will receive the same form of consideration and 1/5th of the amount of consideration, on a per share basis, as the consideration, if any, received by holders of shares of Class A common stock in connection with such merger, consolidation or combination (and if holders of shares of Class A common stock are entitled to make an election as to the amount or form of consideration that such holders will receive in any such merger, consolidation or combination with respect to their shares of Class A common stock, then the holders of shares of Class B common stock will be entitled to make the same election as to their shares of Class B common stock). In the event of any (i) tender or exchange offer to acquire any shares of Class A common stock by any third party pursuant to an agreement to which the Company is a party, resulting in a change of control of the Company; or (ii) tender or exchange offer by the Company to acquire any shares of Class A common stock, the holders of shares of Class B common stock will be offered the same form of consideration and 1/5th of the amount of consideration, on a per share basis, as the consideration received by holders of shares of Class A common stock (and if holders of shares of Class A common stock are entitled to make an election as to the amount or form of consideration that such holders will receive in any such tender or exchange offer with respect to their shares of Class A common stock, then the holders of shares of Class B common stock will be entitled to make the same election as to their shares of Class B common stock).
Preferred Stock
The Company’s board of directors may, at its discretion and without further shareholder approval, issue up to 1,000,000 shares of preferred stock in one or more series and fix the number of shares in that series, the number of votes, if any, to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. The powers, preferences and rights, and the qualifications, limitations or restrictions, if any, of each series of preferred stock may be different from those of any and all other series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power or economic rights of the holders of the Company’s common stock.
Certain Provisions of the Company’s Organizational Documents
Certain provisions of the Articles of Incorporation and Bylaws may delay or make more difficult unsolicited acquisitions or changes of control of the Company. These provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change in control of the Company, although these proposals, if made, might be considered desirable by our unaffiliated shareholders. These provisions also may have the effect of making it more difficult for third parties to cause the replacement of the current management without the concurrence of the board of directors. These provisions include:
•the availability of authorized but unissued shares of stock, including shares of preferred stock, for issuance from time to time at the discretion of the board of directors;
•permitting only the Chairman, a majority of the board of directors or a shareholder holding at least 50 percent of the issued and outstanding capital stock entitled to vote to call a special meeting of shareholders and preventing shareholders from proposing business to be brought before a special meeting; and
•requirements for advance notice for raising business or making nominations at annual meetings.
Exclusive Forum
The Bylaws provide that unless the Company consents in writing to the selection of an alternative forum, the State of Indiana shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought by or in the name of the corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or affiliate of the Company to the Company or to the Company’s shareholders; (c) any action arising pursuant to any provision of the Indiana Business Corporation Law (the “IBCL”) or the Articles of Incorporation or Bylaws (as may be amended from time to time); or (d) any action asserting a claim against the Company governed by the internal affairs doctrine.
Certain Provisions of the Indiana Business Corporation Law
Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult unsolicited acquisitions or changes of control of the Company. These provisions also may have the effect of preventing changes in the management of the Company. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Control Share Acquisitions.
Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.
Under the IBCL, “control shares” are shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:
•one-fifth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more.
A “control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition.
An “issuing public corporation” means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.
The provisions described above do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or by-laws, including a by-law adopted by the corporation’s board of directors, provide that they do not apply. The Bylaws do not exclude the Company from Chapter 42 of the IBCL.
Certain Business Combinations.
Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, then the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified “fair price” criteria.
For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (i) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (ii) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.
The definition of “beneficial owner” for purposes of Chapter 43 of the IBCL means a person who, directly or indirectly, owns the shares, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any “derivative instrument” that includes the opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the subject shares.
The above provisions do not apply to corporations that elect not to be subject to Chapter 43 of the IBCL in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. The Company’s Articles of Incorporation do not exclude the Company from Chapter 43 of the IBCL.
Directors’ Duties and Liability.
Under Chapter 35 of the IBCL, directors are required to discharge their duties:
•in good faith;
•with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and
•in a manner the directors reasonably believe to be in the best interests of the corporation.
Under the IBCL, a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness. This exculpation from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws.
Consideration of Effects on Other Constituents.
Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board of directors, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation.
Chapter 35 of the IBCL specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.
Mandatory Classified Board of Directors.
Under Section 23-1-33-6(c) of the IBCL, a corporation with a class of voting shares registered with the U.S. Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must have a classified board of directors unless the corporation adopts a by-law expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation’s voting shares are registered under Section 12 of the Exchange Act. The Company’s Bylaws include a provision electing not to be subject to this mandatory requirement; however, the IBCL permits this election to be rescinded by subsequent action of the Company’s board of directors.

Exculpation from Liability of Directors in Certain Circumstances
The Company’s Articles of Incorporation provide for indemnification of their respective directors where they have acted in good faith, which means that in the case of official action, they reasonably believed the conduct was in our best interests and in all other cases, the action taken was not against our best interests, and in the case of criminal proceedings, they had reasonable cause to believe the action was lawful or there was no reasonable cause to believe the action was unlawful. Under the IBCL, a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness. The Articles of Incorporation do not absolve directors of liability for payment of any unlawful distributions by the Company in violation of Section 23-1-35-4 (or any successor provision) of the IBCL, provided that such action constitutes willful misconduct or recklessness.
We do not believe that exculpation from liability under the IBCL affects the liability of the Company’s directors for violations of the federal securities laws. The Articles of Incorporation and Bylaws provide indemnification for the benefit of its respective directors and officers to the fullest extent permitted by the IBCL, including most circumstances under which indemnification otherwise would be discretionary.
Transfer Agent
The transfer agent for our common stock is Computershare Trust Company, N.A.
Listing of Common Stock
Our Class A common stock is listed on the NYSE and NYSE Texas under the symbol “BH.A.” Our Class B common stock is listed on the NYSE and NYSE Texas under the symbol “BH.”

PLAN OF DISTRIBUTION
We and any selling shareholder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
•through agents;
•to or through underwriters;
•in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange or otherwise;
•through brokers or dealers;
•directly by us or any selling shareholders to purchasers, including through a specific bidding, auction or other process; or
•through a combination of any of these methods of sale.
Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;
•ordinary brokerage transactions; or
•transactions in which the broker-dealer solicits purchasers.
In addition, we and any selling shareholder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling shareholder. We or any selling shareholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling shareholder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.
In connection with an underwritten offering, we and any selling shareholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling shareholder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling shareholder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling shareholder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS
Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus will be passed upon for us by Krieg DeVault LLP.
EXPERTS
The financial statements of Biglari Holdings Inc. incorporated by reference in this prospectus, and the effectiveness of Biglari Holdings Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.biglariholdings.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.
We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):
•Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, as amended by the Annual Report on Form 10-K/A filed with the SEC on March 31, 2025 (the “Annual Report”);
•Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 9, 2025, for the quarterly period ended June 30, 2025, filed with the SEC on August 8, 2025 and for the quarterly period ended September 30, 2025, filed with the SEC on November 7, 2025;
•Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 21, 2025, that are incorporated by reference into Part III of our Annual Report;
•The description of the Company’s common stock contained in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s common stock included as Exhibit 4.03 to our Annual Report; and
•Current Reports on Form 8-K, filed with the SEC on April 17, 2025 and October 6, 2025.
We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement), which shall be deemed to be incorporated by reference, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.
The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (210) 344-3400, or by sending a written request to Biglari Holdings Inc., 19100 Ridgewood Parkway, Suite 1200, San Antonio, Texas 78259, Attention: Secretary.
You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion Dated January 16, 2026
PROSPECTUS
Up to $500,000,000
BIGLARI HOLDINGS INC.
Class B Common Stock
Class A Common Stock
We have entered into an At the Market Offering Agreement, dated January 16, 2026 (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (the “Sales Agent”) relating to the issuance and sale of shares of our Class A common stock, no par value per share (“Class A common stock”), and Class B common stock, no par value per share (the “Class B common stock” and, together with the Class A common stock, “common stock”), offered by this prospectus and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A common stock and Class B common stock having an aggregate offering price of up to $500,000,000 from time to time through or to the Sales Agent, acting as our agent or principal. The shares of Class A common stock and Class B common stock to be sold pursuant to the Sales Agreement are not sold as units, and can be sold together or separately, and in any combination.
Our Class A common stock is traded on the New York Stock Exchange (“NYSE”) and NYSE Texas under the symbol “BH.A.” Our Class B common stock is traded on the NYSE and NYSE Texas under the symbol “BH.” The last reported sale price of our Class A common stock on the NYSE and NYSE Texas on January 15, 2026, was $2,343.23 per share. The last reported sale price of our Class B common stock on the NYSE and NYSE Texas on January 15, 2026, was $458.94 per share.
We are a “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company disclosure standards for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being a Smaller Reporting Company” for additional information.
Sales of our common stock, if any, under this prospectus and the accompanying base prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific amount of securities but will act as our sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between us and the Sales Agent. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The Sales Agent will be entitled to compensation at a fixed commission rate of up to 3.0% of the gross proceeds from such sales under the Sales Agreement. In connection with the sale of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” for additional information regarding the compensation to be paid to the Sales Agent. This offering pursuant to this prospectus will terminate upon the earlier of (1) the sale of common stock pursuant to this prospectus having an aggregate sales price of $500,000,000 and (2) the termination by us or the Sales Agent of the Sales Agreement pursuant to its terms.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE S-4 OF THIS PROSPECTUS, PAGE 2 OF THE ACCOMPANYING BASE PROSPECTUS AND ITEM 1A, “RISK FACTORS” BEGINNING ON PAGE 4 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2024, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON MARCH 3, 2025, WHICH IS INCORPORATED BY REFERENCE HEREIN, AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS. WE URGE YOU TO READ ABOUT THESE FACTORS BEFORE DECIDING TO INVEST IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.
The date of this prospectus is _________, 2026

TABLE OF CONTENTS
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus, the accompanying base prospectus or any applicable free writing prospectus filed with the SEC in connection with this offering. We have not, and the Sales Agent has not, authorized anyone to provide you with additional or different information. If any person provides you with additional or different information, you should not rely on it. Neither we nor the Sales Agent are making an offer to sell shares of common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the accompanying base prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates or on the date or dates which are specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
S-i

ABOUT THIS PROSPECTUS
This document is in two parts. The first part, the accompanying base prospectus, gives more general information, some of which may not apply to this offering. The second part is this prospectus, which describes the specific terms of this offering.
To the extent the information contained in this prospectus differs or varies from the information contained in the accompanying base prospectus or documents incorporated by reference, the information in this prospectus will supersede such information.
We have not, and the Sales Agent has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or the accompanying base prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the Sales Agent does not, take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and the accompanying base prospectus or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Biglari Holdings,” “we,” “us,” “our” and similar terms refer to Biglari Holdings Inc. and its consolidated subsidiaries.
The distribution of this prospectus, the accompanying base prospectus and any authorized “free writing prospectus” and the offering of the shares of our common stock may be restricted by law. If you possess this prospectus, the accompanying base prospectus or any authorized “free writing prospectus,” you should find out about and observe these restrictions. This prospectus, the accompanying base prospectus and any authorized “free writing prospectus” are not an offer to sell the shares and are not soliciting an offer to buy the shares in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus and the accompanying base prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in this prospectus or incorporated by reference into this prospectus or the accompanying base prospectus, and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below.
Company Overview
Biglari Holdings is a holding company owning subsidiaries engaged in a number of diverse business activities, including property and casualty insurance and reinsurance, licensing and media, restaurants, and oil and gas. The Company’s largest operating subsidiaries are involved in the franchising and operating of restaurants. Biglari Holdings is founded and led by Sardar Biglari, Chairman and Chief Executive Officer of the Company.
The Company’s management system combines decentralized operations with centralized financial decision-making. Operating decisions for the various business units are made by their respective managers. All major investment and capital allocation decisions are made for the Company and its subsidiaries by Mr. Biglari.
Biglari Holdings aims to use its resources to maximize its intrinsic value per share. The capital structure of any corporation affects its value. The strategy we pursue will always serve the tacit objective of maximizing the allimportant economic measurement: per-share intrinsic value.
As of January 15, 2026, Mr. Biglari beneficially owns shares of the Company that represent approximately 74.7% of the voting interest.
The Company’s wholly owned subsidiaries include Steak n Shake Inc., Western Sizzlin Corporation, First Guard Insurance Company, Maxim Inc., Southern Pioneer Property & Casualty Insurance Company, Biglari Reinsurance Ltd., Southern Oil Company, and Abraxas Petroleum Corporation.
Corporate Information
Our principal executive office is located at 19100 Ridgewood Parkway,     Suite 1200, San Antonio, Texas 78259 and our telephone number is (210) 344-3400. We maintain a website at www.biglariholdings.com. The information on any websites or web platforms of the Company is not incorporated by reference in this prospectus, and you should not consider it a part of this prospectus.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” meaning that the market value of our common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. Accordingly, we may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our shareholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common stock offered by us	Shares of our Class A common stock and Class B common stock having an aggregate offering price of up to $500,000,000.

Common stock to be outstanding after this offering(1)
Up to 420,244 assuming sales of solely 213,380 shares of Class A common stock in this offering at an assumed offering price of $2,343.23 per share, which was the closing price on the NYSE and NYSE Texas on January 15, 2026. Up to 3,158,107 assuming sales of solely 1,089,467 shares of Class B common stock in this offering at an assumed offering price of $458.94 per share, which was the closing price on the NYSE and NYSE Texas on January 15, 2026. The actual number of shares issued will vary depending on the class of shares sold and sales price under this offering.

Management believes the per-share intrinsic value of the Company is above its per-share book value. At September 30, 2025, our book value per Class A equivalent share was $2,244.26. All decisions are made to maximize the long-term value of the Company on a per share basis.

Manner of offering	“At the market offering” that may be made from time to time through the Sales Agent. See “Plan of Distribution” on page S-9 of this prospectus.

Use of Proceeds
We currently intend to use the net proceeds from this offering to create a strategic reserve to support the Company’s business and investment activities and build a stronger capital position at the holding company for acquisitions of businesses, for augmenting the capital of insurance subsidiaries, or for other general corporate purposes. As a result, we will retain broad discretion over the allocation of net proceeds. See “Use of Proceeds.”

Risk Factors
Investing in our common stock involves a high degree of risk. See the information contained under the heading “Risk Factors” beginning on page S-4 of this prospectus and under similar headings in the accompanying base prospectus and in the other documents that are incorporated by reference herein and therein, including specifically under “Item 1A: Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2024.

NYSE and NYSE Texas symbol	Class A common stock: “BH.A” Class B common stock: “BH”
__________________
(1)The number of shares of our Class A common stock to be outstanding immediately after this offering is based on 206,864 shares of our Class A common stock outstanding as of January 15, 2026. The number of shares of our Class B common stock to be outstanding immediately after this offering is based on 2,068,640 shares of our Class B common stock outstanding as of January 15, 2026. The Company does not grant any stock awards so there are no exclusions from this number.

RISK FACTORS
Investing in our common stock involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to this prospectus, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in the accompanying base prospectus or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in this prospectus or the accompanying base prospectus or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or the accompanying base prospectus before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our common stock could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to This Offering and Our Common Stock
We have broad discretion in the use of the net proceeds from this offering.
We will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our Chairman and Chief Executive Officer regarding such application. You will not have the opportunity, as part of your investment decision, to assess how the net proceeds are being used appropriately. The Company might not apply the net proceeds in ways with which you agree or in ways that ultimately increase the value of your investment, and there are no assurances that application of the net proceeds will have a positive impact on our expected results or stock price. Pending their use, we may invest the net proceeds from this offering in short-term investments or cash equivalents with insignificant rates of return. These investments may not yield a favorable return to our shareholders.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by investors in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.
Future sales of our common stock, or the perception that such future sales may occur, may cause our stock price to decline.
Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our common stock to decline. A substantial number of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand and the terms of the Sales Agreement, to vary the timing, prices and number of shares sold in this offering. In addition, subject to any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set in the placement notice. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the resulting gross proceeds.
We do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Accordingly, shareholders must rely on capital appreciation, if any, for any return on their investment.
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth of our business and investments. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
Our stock price can be volatile, which may result in a significant decline in the value of your investment.
The trading price of our common stock can be volatile and subject to wide fluctuations in price in response to various factors, many of which are beyond our control. In addition, equity markets in general have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the performance of companies traded in those markets. These broad market and industry factors may materially affect the market price of our common stock, regardless of our performance.
The sales of the Class A common stock and Class B common stock are not conditioned upon each other, and we may consummate the sale of one or more classes of our common stock and not the other(s), or consummate the sales at different times.
The sales of Class A common stock and Class B common stock are not conditioned upon each other, and we may consummate the sale of one or more classes of our common stock and not the other(s), or consummate the sales at different times. In addition, the shares of Class A common stock and Class B common stock to be sold pursuant to the Sales Agreement are not sold as units, and can be sold together or separately, and in any combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements include estimates of future revenues, cash flows, capital expenditures, or other financial items, and assumptions underlying any of the foregoing. Forward-looking statements reflect management’s current expectations regarding future events and use words such as “anticipate,” “believe,” “expect,” “may,” and other similar terminology. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Investors should not place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. These forward-looking statements are all based on currently available operating, financial, and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, many beyond our control, including, but not limited to, the risks and uncertainties described in risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.
Forward-looking statements are included in this prospectus only as of the date of this prospectus or any earlier date specified for such statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as may be required under applicable law. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this Cautionary Note Regarding Forward-Looking Statements.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $500,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize our Sales Agreement with the Sales Agent.
We currently intend to use the net proceeds of this offering to create a strategic reserve to support the Company’s business and investment activities. We believe the corporation has inherent advantages from its layers of liquidity and the diversity of its cash streams from uncorrelated operations. We further believe in the corporation’s ability to use its strategic reserves to build a stronger capital position at the holding company for acquisitions of businesses, for augmenting the capital of insurance subsidiaries, or for other general corporate purposes. We aim to hold an advantage in capital strength. We will have broad discretion in applying the net proceeds from this offering.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with the Sales Agent, pursuant to which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $500,000,000, as may be supplemented from time to time, through or to the Sales Agent acting as sales agent or principal. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through NYSE and NYSE Texas, the existing trading market for our common stock, or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices if authorized by us in writing, and/or in any other method permitted by law.
The Sales Agent will offer our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement. We will designate the number of shares we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct the Sales Agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Sales Agent may suspend the offering of the common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party and pursuant to the terms of the Sales Agreement. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.
Settlement for sales of our common stock will occur on the first trading day, or such shorter settlement cycle as may be in effect under Rule 15c6-1 promulgated under the Exchange Act from time to time, following the date on which any sales are made. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the Sales Agent a cash commission of up to 3.0% of the gross sales price per share of common stock sold by the Sales Agent under the Sales Agreement. We have also agreed to reimburse Wainwright up to an aggregate of $100,000 for fees and expenses incurred by the Sales Agent’s legal counsel in connection with this offering, and for certain other expenses. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, sales commissions and net proceeds to us, if any, are not determinable at this time. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $400,000, assuming we sell the entire amount offered pursuant to this prospectus. We will disclose in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of our common stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent with respect to sales under the Sales Agreement during the relevant quarter.
In connection with the sales of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act.
The offering of our shares of common stock pursuant to this prospectus will terminate upon the earlier of the (i) sale of all of our shares of common stock provided for in this prospectus or (ii) termination of the Sales Agreement as permitted therein. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus.

From time to time, the Sales Agent and its affiliate may provide in the future various advisory, investment and commercial banking and other services to us and our affiliates in the ordinary course of business, for which they may receive customary fees and commissions. In addition, in the ordinary course of its various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is being filed as Exhibit 1.1 to the registration statement of which this prospectus forms a part.
This prospectus in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus electronically.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.
We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.biglariholdings.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.
We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):
•Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, as amended by the Annual Report on Form 10-K/A filed with the SEC on March 31, 2025 (the “Annual Report”);
•Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 9, 2025, for the quarterly period ended June 30, 2025, filed with the SEC on August 8, 2025 and for the quarterly period ended September 30, 2025, filed with the SEC on November 7, 2025;
•Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 21, 2025, that are incorporated by reference into Part III of our Annual Report;
•The description of the Company’s common stock contained in the Company’s Current Report on Form 8-K filed with the SEC on April 30, 2018, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s common stock included as Exhibit 4.03 to our Annual Report; and
•Current Reports on Form 8-K, filed with the SEC on April 17, 2025 and October 6, 2025.
We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement), which shall be deemed to be incorporated by reference, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.
The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (210) 344-3400, or by sending a written request to Biglari Holdings Inc., 19100 Ridgewood Parkway, Suite 1200, San Antonio, Texas 78259, Attention: Secretary.
You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying base prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any accompanying base prospectus is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

LEGAL MATTERS
Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus will be passed upon for us by Krieg DeVault LLP. Haynes and Boone, LLP, New York, New York is acting as counsel to the Sales Agent in connection with this offering.
EXPERTS
The financial statements of Biglari Holdings Inc. incorporated by reference in this prospectus, and the effectiveness of Biglari Holdings Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

Up to $500,000,000
BIGLARI HOLDINGS INC.
Class B Common Stock
Class A Common Stock

PROSPECTUS

H.C. Wainwright & Co.
_______________, 2026

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee	$69,050.00
FINRA filing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing fees and expenses		*
Transfer agent fees		*
Miscellaneous		*
Total	$69,050.00
__________________
*Estimated expenses not presently known.
Item 15.    Indemnification of Directors and Officers
The Company is an Indiana corporation. Chapter 37 of the IBCL requires a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or an officer of the corporation who is wholly successful, on the merits or otherwise, in the defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, against reasonable expenses, including counsel fees, incurred in connection with the proceeding. The IBCL also permits a corporation to indemnify a director or an officer who is made a party to a proceeding because the individual was a director or an officer of the corporation against liability incurred in the proceeding if the individual’s conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual’s official capacity with the corporation, that the conduct was in the corporation’s best interests, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests. In a criminal proceeding, the individual must also have either had reasonable cause to believe the individual’s conduct was lawful or no reasonable cause to believe the individual’s conduct was unlawful.
The IBCL also permits a corporation to pay for or reimburse reasonable expenses incurred before the final disposition of a proceeding and permits a court of competent jurisdiction to order a corporation to indemnify a director or officer if the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the person met the standards for indemnification otherwise provided in the IBCL. In addition, the IBCL permits a corporation to grant indemnification rights in addition to those provided by statute, limited only by the fiduciary duties of the directors approving the indemnification and public policies of the State of Indiana.
The Articles of Incorporation and the Bylaws provide in substance that, to the fullest extent permitted by Indiana law, each director and officer shall be indemnified by the Company against reasonable costs and expenses, and any liabilities which may be incurred in connection with any action to which he or she may be made a party by reason of having been a director or officer of the Company. The indemnification provided by the Company’s governing documents is not deemed exclusive of or in any way to limit any other rights to which any person seeking indemnification may be entitled.
The indemnification provisions in the Company’s governing documents may be sufficiently broad to permit indemnification of directors and officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company has also entered into certain agreements wherein it has agreed, subject to certain limitations, to indemnify its officers and directors against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with any proceeding (other than a proceeding by or in the right of the Company to procure a judgment in its favor) if the conduct of the director or officer was in good faith and he or she reasonably believed that his or her conduct was in the best interests of the Company, or at least not opposed to its best interests, and, in the case of a criminal proceeding, the director or officer, in addition, had reasonable cause to believe his or her conduct was lawful, or had no reasonable cause to believe his or her conduct was unlawful. The agreements further provide that the Company will indemnify its directors or officers, subject to certain limitations, if the director or officer is made a party to any proceeding by or in the right of the registrant to procure a judgment in its favor, against all expenses actually and reasonably incurred by the director or officer in connection with such proceeding if the conduct of the director or officer was in good faith and he or she reasonably believed that his or her conduct was in the best interests of the registrant, or at least not opposed to its best interests.
Item 16.    Exhibits
The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description

1.1	At the Market Offering Agreement, dated January 16, 2026, by and between the Company and H.C. Wainwright & Co., LLC.

2.1
Amended and Restated Agreement and Plan of Merger, dated as of March 5, 2018, by and among OBH Inc (the “Predecessor”), BH Merger Company and the Company (incorporated by reference to Exhibit 2.01 to the Company’s Amendment No. 3 to Registration Statement on Form S-4 filed March 28, 2018).

4.1	Specimen Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.01 to the Company’s Amendment No. 3 to Registration Statement on Form S-4 filed March 28, 2018).

4.2	Specimen Class B Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.02 to the Company’s Amendment No. 3 to Registration Statement on Form S-4 filed March 28, 2018).

4.3
Description of Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.03 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed March 3, 2025).

5.1	Opinion of Krieg DeVault LLP.

5.2	Opinion of Krieg DeVault LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Krieg DeVault LLP (included as part of Exhibit 5.1).

23.3	Consent of Krieg DeVault LLP (included as part of Exhibit 5.2).

24.1	Power of Attorney (incorporated by reference to the signature page hereto).

99.1
Report of Netherland, Sewell & Associates Inc. Independent Petroleum Engineers and Geologists (incorporated by reference to Exhibit 99.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2024 filed March 3, 2025).

107	Filing Fee Table.
Item 17.    Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on January 16, 2026.

BIGLARI HOLDINGS INC.

By:	/s/ SARDAR BIGLARI
	Name:	Sardar Biglari
	Title:	Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sardar Biglari and Bruce Lewis and each or any one of them, his, her or their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or them and in his, her or their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to sign any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he, she or they might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SARDAR BIGLARI	Chairman of the Board and Chief Executive Officer	January 16, 2026
Sardar Biglari	(Principal Executive Officer)

/s/ BRUCE LEWIS	Controller (Principal Financial and Accounting Officer)	January 16, 2026
Bruce Lewis

/s/ JOHN G. CARDWELL	Director	January 16, 2026
John G. Cardwell

/s/ PHILIP COOLEY	Director – Vice Chairman	January 16, 2026
Philip Cooley

/s/ KENNETH R. COOPER	Director	January 16, 2026
Kenneth R. Cooper

/s/ RUTH J. PERSON	Director	January 16, 2026
Ruth J. Person